VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT

     AGREEMENT made as of the 13th day of May, 1999.

BETWEEN:

     PLANET 411.COM CORPORATION, a corporation existing under the laws of the State of Nevada (the "Parent"),

                                     - and -

     3560309 CANADA INC., a corporation existing under the laws of Canada (the "Corporation"),

                                     - and -

     PLANET 411 (NOVA SCOTIA) COMPANY, a company existing under the laws of Nova Scotia ("NovaCo")

                                     - and -

     JOSEPH FARAG, STEPHANE CHOUINARD AND JOHNSON JOSEPH, Businessmen, all of the District of Montreal, Province of Quebec (collectively, the "Trustee")

     WHEREAS, pursuant to a unanimous shareholders agreement and special mandate (the "Mandate") entered into as of March 18, 1999 among the Trustee, the holders of all of the outstanding shares (the "QuebecCo Shares") of 9066-4871 Quebec inc. (the "Shareholders") and 9066-4871 Quebec Inc. ("QuebecCo"), the Shareholders appointed the Trustee as mandataries of the Shareholders for the purpose of selling, directly or indirectly, all of the QuebecCo Shares to Parent, holding the Exchangeable Shares, holding the Voting Share and exercise the voting rights attaching thereto and exercising the retraction rights attaching to the Exchangeable Shares, including the Exchange Right;

     WHEREAS, pursuant to a combination agreement dated as of April 20, 1999 among the Parent, the Corporation, NovaCo, QuebecCo and the Shareholders (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), the Parent, the Corporation, NovaCo and the Trustee would execute and deliver a Voting, Support and Exchange Trust Agreement substantially in the form set forth in Annex I to the Combination Agreement;

     AND WHEREAS, pursuant to 46 separate agreements between the Corporation and the Shareholders, the Shareholders sold, transferred and assigned to the Corporation all of the outstanding shares in the capital of 90n66-4871 Quebec Inc., in consideration for which the Corporation issued to the Shareholders the 25,094,996 Exchangeable Shares and 8,400 Preferred Shares which are currently issued

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                                      -2-


and outstanding;

     AND WHEREAS NovaCo is to grant to and in favour of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require NovaCo to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold registered title to the Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Non-Affiliated Holders and whereby the rights to require NovaCo to purchase Exchangeable Shares from the Non-Affiliated Holders shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will exercise such rights in the name and for the benefit of Non-Affiliated Holders;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation or NovaCo, as the case may be, will be able to make certain payments and to deliver or cause to be delivered shares of Parent Common Stock (as hereinafter defined) in satisfaction of the obligations of the Corporation or NovaCo, as the case may be, under the Exchangeable Share Provisions (as hereinafter defined) and this trust agreement;

     AND WHEREAS these recitals and any statements of fact in this trust agreement are made by the Parent, the Corporation and NovaCo and not by the Trustee;

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

     1.1 Definitions. In this trust agreement, unless something in the subject matter or content is inconsistent therewith:

     "Applicable Laws" has the meaning set out in Section 0 hereof.

     "Automatic Exchange Right" has the meaning set out in Section 5.11 hereof.

     "Board of Directors" means the board of directors of the Corporation.

     "Business Day" means a day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of New York, New York and Montreal, Quebec.

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors, acting reasonably, to be appropriate for such purpose.

     "CBCA" means the Canada Business Corporations Act, as amended.

     "Combination Agreement" has the meaning set out in the recitals hereto.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Current Market Price" means, in respect of a share of Parent Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price of shares of Parent Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on such stock exchange or automated quotation system on which the shares of Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Stock during such period is inadequate to create a market that reflects the fair market value of the Parent Common Stock, then the Current Market Price of a share of the Parent Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Dividend   Amount"  has  the  meaning  set  out  in  Section  1.1  of  the
Exchangeable Share Provisions.

     "Effective Date" has the meaning set out in the Combination Agreement.

     "Exchange Right" has the meaning set out in Section 0 hereof.

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

     "Exchangeable Shares" means the Exchangeable Shares of the Corporation.

     "Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements or other provisions of applicable law, to redeem any Retracted Shares pursuant to Section 0 of the Exchangeable Share Provisions.

     "Liquidation Amount" has the meaning set out in Section 5.1(1) of the Exchangeable Share Provisions.

     "Liquidation Call Right" has the meaning set out in Section 5.14 hereof.

     "Liquidation Call Purchase Price" has the meaning set out in Section 5.14 hereof.

     "Liquidation Date" has the meaning set out in Section 5.1(1) of the Exchangeable Share Provisions.

     "List" has the meaning set out in Section 0 hereof.

     "Mandate" has the meaning set out in the recitals hereto.

     "Non-Affiliated Holder Votes" has the meaning set out in Section 0 hereof.

     "Non-Affiliated Holders" means the registered holders of Exchangeable Shares other than the Parent and its Subsidiaries.

     "NovaCo Call Notice" has the meaning set out in Section 5.17 hereof.

     "Offer" has the meaning set out in Section 0 hereof.

     "Officer's Certificate" means, with respect to the Parent, the Corporation or NovaCo, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent, the Corporation or NovaCo, as the case may be.

     "Parent Board of Directors" means the board of directors of the Parent.

     "Parent Common Stock" and "shares of Parent Common Stock" each mean the shares of Common Stock of the Parent, par value US$0.001 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not the Parent shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

     "Parent Consent" has the meaning set out in Section 0 hereof.

     "Parent Liquidation Event" has the meaning set out in Section 5.10 hereof.

     "Parent  Liquidation  Event  Effective  Date"  has the  meaning  set out in
Section 5.12 hereof.

     "Parent Meeting" has the meaning set out in Section 0 hereof.

     "Parent Successor" has the meaning set out in Section 0 hereof.

     "Preferred Shares" means the Preferred Shares of the Corporation.

     "QuebecCo" means 9066-4871 Quebec Inc.

     "Retracted Shares" has the meaning set out in Section 0 hereof.

     "Retraction  Call  Purchase  Price" has  meaning  set out in  Section  5.16 hereof.

     "Retraction Call Right" has the meaning set out in Section 5.16 hereof.

     "Retraction Date" has the meaning set out in Section 6.1(1) of the Exchangeable Share Provisions.

     "Retraction Price" has the meaning set out in Section 6.1(1) of the Exchangeable Share Provisions.

     "Retraction Request" has the meaning set out in Section 6.1(1) of the Exchangeable Share Provisions.

     "Subsidiary" of the Parent means any corporation more than 50% of the outstanding stock of which, by vote or value, is owned, directly or indirectly, by the Parent, by one or more other Subsidiaries of the Parent or by the Parent and one or more other Subsidiaries of the Parent.

     "Trust Estate" means the Voting Share, any other securities, the Exchange Right and any money or other rights or assets that may be held or exercised by the Trustee from time to time pursuant to this trust agreement in the name or on behalf of the Shareholders.

     "Trustee", subject to the provisions of Article 0 hereof, includes any successor(s) to the Trustee.

     "Voting Rights" means the voting rights attached to the Voting Share.

     "Voting Share" means the one share of Special Voting Stock of the Parent, par value US$0.001, issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

     1.2 Interpretation Not Affected by Headings, etc. The division of this trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this trust agreement. Unless otherwise indicated, any reference in this trust agreement to an article or section refers to the specified article or section of this trust agreement.

     1.3 Number, Gender and Persons. In this trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4 Date for Any Action. If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

     1.5 Payments. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.

                                    ARTICLE 2

                           ADMINISTRATION OF PROPERTY

     2.1 Establishment of Administration. One of the purposes of this trust agreement is to give effect to the full administration by the Trustee of the property comprised in the Trust Estate for the benefit of the Non-Affiliated Holders, as herein and in the Mandate provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this trust agreement in order to enable the Trustee to exercise or enforce such rights, in each case as mandataries with full administration for and on behalf of the Non-Affiliated Holders as provided in this trust agreement and in the Mandate.

     2.2 The parties hereto acknowledge and agree that all of the rights and obligations of the Shareholders and the Trustee hereunder are subject to the rights and obligations of such parties set forth in the Mandate and the exercise by the Shareholders of any of their rights hereunder shall at all times while the Mandate is in force, be subject to the terms and conditions of the Mandate and the rights of the Trustee thereunder.

                                    ARTICLE 3

                                  VOTING SHARE

     3.1 Issue and Ownership of the Voting Share. Simultaneously with the execution and delivery of this trust agreement, the Parent will issue to and deposit with the Trustee the Voting Share to be hereafter held of record by the Trustee as mandatary for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders, in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Non-Affiliated Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by the Parent to the Trustee. During the term of this agreement and subject to the terms and conditions of this trust agreement, the Trustee shall possess and retain registered title to the Voting Share and shall, in the Trustee's capacity as mandatary with full administration, be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

          (a) hold the Voting Share and the registered title thereto as mandatary solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

          (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes set forth in this trust agreement.

     3.2 Legended Share Certificates. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Non-Affiliated Holder.

     3.3 Safekeeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                    ARTICLE 4

                            EXERCISE OF VOTING RIGHTS

     4.1 Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to
Section 0 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 0 from Non-Affiliated Holders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Voting Rights to which such Non-Affiliated Holder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to such Non-Affiliated Holder's Exchangeable Shares.

     4.2 Number of Votes. With respect to all meetings of stockholders of the Parent at which holders of shares of Parent Common Stock are entitled to vote (a "Parent Meeting") and with respect to all written consents sought from the holders of shares of Parent Common Stock (a "Parent Consent"), each Non-Affiliated Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Non-Affiliated Holder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Non-Affiliated Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

     4.3  Mailings to  Shareholders.  With  respect to each  Parent  Meeting and
Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Non-Affiliated Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

          (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

          (b) a statement that such Non-Affiliated Holder is entitled, subject to the provisions of Section 0 hereof, to instruct the Trustee as to the exercise of the Non-Affiliated Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant and subject to
     Section 0 hereof, to attend such Parent Meeting and to exercise personally the Non-Affiliated Holder Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Non-Affiliated Holder or its designee to exercise personally such holder's Non-Affiliated Holder Votes; or

               (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Non-Affiliated Holder Votes;

          (d) a statement that if no such instructions are received from the Non-Affiliated Holder, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled will not be exercised;

          (e) a form of direction whereby the Non-Affiliated Holder may so direct and instruct the

Trustee to the extent contemplated herein; and

          (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

     The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee. For the purpose of determining Non-Affiliated Holder Votes to which a Non-Affiliated Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Non-Affiliated Holder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee in writing of any decision of the Parent Board of Directors with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 0.

     4.4 Copies of Stockholder Information. The Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote shares of Parent Common Stock), information statements,  reports  (including  without  limitation  all  interim  and  annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Non-Affiliated Holder at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Non-Affiliated Holders or to the Trustee for the benefit of the Non-Affiliated Holders by the Parent) received by the Trustee from the Parent at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will make copies of all such materials available for inspection by any Non-Affiliated Holder at the principal office of QuebecCo in the City of Montreal.

     4.5 Other Materials. Immediately after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Non-Affiliated Holders by such third party) to each Non-Affiliated Holder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make copies of all such materials available for inspection by any Non-Affiliated Holder at the principal office of QuebecCo in the City of Montreal.

     4.6 List of Persons Entitled to Vote. The Corporation shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing , prepare or cause to be prepared a list (a "List") of the names and addresses of the Non-Affiliated Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Non-Affiliated Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this trust agreement. The Parent agrees to give the Corporation written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this Section 0.

     4.7 Entitlement to Direct Votes. Any Non-Affiliated Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in Section 0 hereof with respect to the exercise of the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled except, in each case, to the extent that such Non-Affiliated Holder has transferred the ownership of any Exchangeable Shares in respect of which such Non-Affiliated Holder is entitled to Non-Affiliated Holder Votes after the close of business on the record date for such meeting or seeking of consent.

     4.8 Voting by Trustee, and Attendance of Trustee Representative at Meeting.

     (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Non-Affiliated Holder pursuant to Section 0 hereof, the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Non-Affiliated Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Non-Affiliated Holder pursuant to Section 0 hereof.

     (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Non-Affiliated Holder to attend each Parent Meeting. Upon submission by a Non-Affiliated Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Non-Affiliated Holder's request, such representatives shall sign and deliver to such Non-Affiliated Holder (or its designee) a proxy to exercise personally the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is otherwise entitled hereunder to direct the vote, if such Non-

Affiliated Holder either (i) has not previously given the Trustee instructions pursuant to Section 0 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Non-Affiliated Holder exercising such Non-Affiliated Holder Votes shall, to the greatest extent permitted by applicable law, have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

     4.9 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Non-Affiliated Holders pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method of communication and its ability to provide same) to each Non-Affiliated Holder at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (a) current lists of the Non-Affiliated Holders; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

     The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee.

     4.10 Termination of Voting Rights. All the rights of a Non-Affiliated Holder with respect to the Non-Affiliated Holder Votes exercisable in respect of the Exchangeable Shares held by such Non-Affiliated Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Non-Affiliated Holder Votes, shall be deemed to be surrendered by the Non-Affiliated Holder to the Parent or NovaCo, as the case may be, and such Non-Affiliated Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Non-Affiliated Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Non-Affiliated Holder of the Exchange Right, or upon the redemption of Exchangeable Shares pursuant to Article 6 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by NovaCo pursuant to the exercise by NovaCo of the Retraction Call Right or the Liquidation Call Right (unless in any case the Corporation or NovaCo shall not have delivered the requisite shares of Parent Common Stock and cheque, if any, deliverable in exchange therefor to the Non-Affiliated Holders or to the Trustee for delivery to the Non-Affiliated Holders).

                                    ARTICLE 5

                   EXCHANGE AND CALL RIGHTS AND PARENT SUPPORT

     5.1 Grant and Ownership of the Exchange Right. The Parent hereby grants to the Trustee as mandatary for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder, all in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Non-Affiliated Holders, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by the Parent to the Trustee. During the term hereof and subject to the terms and conditions of this trust agreement, the Trustee shall possess and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, provided that the Trustee shall:

          (a) hold the Exchange Right and the legal title thereto as mandatary solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

          (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes provided for or contemplated pursuant to this trust agreement.

     5.2 Legended Share Certificates. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Non-Affiliated Holder.

     5.3 General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 0 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 0 from Non-Affiliated Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

     5.4 Purchase Price. The purchase price payable by the Parent for each Exchangeable Share to be purchased by the Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of Parent Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by the Parent delivering or causing to be delivered to the Trustee, on behalf of the relevant Non-Affiliated Holder, one share of Parent Common Stock and a cheque for the balance, if any, of the purchase price.

     5.5 Exercise Instructions. Subject to the terms and conditions herein set forth, a Non-Affiliated Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Non-Affiliated Holder on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Non-Affiliated Holder shall deliver to the Trustee, in person or by certified or registered mail, at its address set forth in Section 14.3 hereof, the certificates representing the Exchangeable Shares which such Non-Affiliated Holder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and such additional documents and instruments as the Trustee or the Corporation may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Non-Affiliated Holder thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent to purchase from the Non-Affiliated Holder the number of Exchangeable Shares specified therein, (ii) that such Non-Affiliated Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Corporation and the Parent of payment) of the taxes (if any) payable as contemplated by Section 5.8 hereof. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by the Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     5.6 Delivery of Parent Common Stock: Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares that a Non-Affiliated Holder desires the Parent to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right and payment of taxes payable as contemplated by Section 5.8 hereof, if any, or evidence thereof), duly endorsed for transfer to the Parent, the Trustee shall notify the Parent and the Corporation of its receipt of the same, which notice to the Parent and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and the Parent shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Non-Affiliated Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Non-Affiliated Holder), a certificate for the number of shares of Parent Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor, provided, however, that no such delivery shall be made unless and until the Non-Affiliated Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and the Parent of the payment of) the taxes (if any) payable as contemplated by Section 5.8 hereof. Immediately upon the giving of notice by the Trustee to the Parent and the Corporation of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Non-Affiliated Holder of such Exchangeable Shares shall be deemed to have transferred to the Parent all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by the Parent to the Trustee, for delivery to such Non-Affiliated Holder (or to such other persons, if any, properly designated by such Non-Affiliated Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Non-Affiliated Holder shall remain unaffected until such shares of Parent Common Stock are so delivered by the Parent and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Non-Affiliated Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.

     5.7 Exercise of Exchange Right Subsequent to Retraction. In the event that a Non-Affiliated Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Non-Affiliated Holder (the "Retracted Shares") and is notified by the Corporation pursuant to Section 6.1(4) of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Corporation and provided that NovaCo shall not have exercised its Retraction Call Right with respect to the Retracted Shares and that the Non-Affiliated Holder shall not have revoked the retraction request delivered by the Non-Affiliated Holder to the Corporation pursuant to Section 6.1(5) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Non-Affiliated Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Non-Affiliated Holder immediately to notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Non-Affiliated Holder to the Corporation (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 0.

     5.8 Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to the Parent pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing the Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Non-Affiliated Holder of the Exchangeable Shares so sold or in such names as such Non-Affiliated Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Non-Affiliated Holder (a) shall pay (and neither the Parent, the Corporation nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Non-Affiliated Holder or (b) shall have established to the satisfaction of the Trustee, the Parent and the Corporation that such taxes, if any, have been paid.

     5.9 Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation and the Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Corporation or the Parent or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Non-Affiliated Holder, at the expense of the Parent, a notice of such Insolvency Event in the form provided by the Parent, which notice shall contain a brief statement of the right of the Non-Affiliated Holders with respect to the Exchange Right.

     5.10 Parent Liquidation Event. The Parent shall give the Corporation written notice of each of the following events (each a "Parent Liquidation Event") at the time set forth below:

          (a) in the event of any determination by the Parent Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its stockholders for the purpose of winding up it affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

          (b) immediately, upon the earlier of (i) receipt by the Parent of notice of and (ii) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Parent or to effect any other distribution of assets of the Parent among its stockholders for the purpose of winding up its affairs.

     5.11 Notice of Parent Liquidation Event. Immediately following receipt by the Corporation from the Parent of notice of any Parent Liquidation Event contemplated by Section 5.10(a) or (b), the Corporation will give notice thereof to the holders of Exchangeable Shares. Such notice shall be provided by the Parent to the Corporation and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock provided for in Section 0 below (the "Automatic Exchange Right").

     5.12 Automatic Exchange Right. In order that the holders of Exchangeable Shares (other than the Parent or any Subsidiary thereof) will be able to participate on a pro rata basis with the holders of Parent Common Stock in the distribution of assets of the Parent in connection with a Parent Liquidation Event, on the fifth Business Day prior to the effective date (the "Parent Liquidation Event Effective Date") of a Parent Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by the Parent or any Subsidiary thereof) shall be automatically exchanged for shares of Parent Common Stock. To effect such automatic exchange, the Parent shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Parent Liquidation Event Effective Date and held by a holder of Exchangeable Shares (other than the Parent or any Subsidiary thereof), and each such holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of Parent Common Stock on the fifth Business Day prior to the Parent Liquidation Event

Effective Date, which shall be satisfied in full by the Parent delivering to such holder one share of Parent Common Stock, plus (b) the Dividend Amount, if any.

     5.13 Issuance of Parent Common Stock Upon Automatic Exchange. On the fifth Business Day prior to the Parent Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Stock shall be deemed to have occurred, and each holder of Exchangeable Shares (other than the Parent or any Subsidiary thereof) shall be deemed to have transferred to the Parent all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and the Parent shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the certificates for the number of shares of Parent Common Stock deliverable upon the automatic exchange of Exchangeable Shares for shares of Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to the Parent. Concurrently with each such holder ceasing to be a holder of Exchangeable Shares, such holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of Parent Common Stock and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with the Parent pursuant to such automatic exchange shall thereafter be deemed to represent shares of Parent Common Stock delivered to such holder by the Parent pursuant to such automatic exchange. Upon the request of any such former holder of Exchangeable Shares and the surrender by such holder of Exchangeable Share certificates deemed to represent Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Parent shall deliver to such holder certificates representing the shares of Parent Common Stock of which such holder is the holder and a cheque in payment of the remaining portion, if any, of the purchase price.

     5.14 Liquidation Call Right. NovaCo shall have the overriding right (a "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation pursuant to Section
5.1 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (other than the Parent or any Subsidiary thereof) all but not less than all of the Exchangeable Shares held by each such holder on payment by NovaCo of an amount per share equal to (i) the Current Market Price share of a share of Parent Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one share of Parent Common Stock, plus (ii) the Dividend Amount, if any (collectively, the "Liquidation Call Purchase Price"). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than the Parent or any Subsidiary thereof) shall be obligated to sell all the Exchangeable Shares held by such holder to NovaCo on the Liquidation Date on payment by NovaCo to the holder of the Liquidation Call Purchase Price for each such share.

     5.15 Exercise of Liquidation Call Right. For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, NovaCo shall deposit with the Trustee, on or before the Liquidation Date, certificates representing the total number of shares of Parent

Common Stock deliverable by NovaCo (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to NovaCo. Provided that the total Liquidation Call Purchase Price has been so deposited with the Trustee, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than the Parent or any Subsidiary thereof) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by NovaCo, upon presentation and surrender by the holder of Exchangeable Shares of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of shares of Parent Common Stock delivered to such holder. Upon surrender to NovaCo of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of
Exchangeable Shares under the CBCA, and such additional documents and instruments as the Corporation or NovaCo may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and NovaCo shall deliver to such holder or to the Trustee on behalf of such holder, a certificate representing the shares of Parent Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Liquidation Call Purchase Price. If NovaCo does not exercise its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 of the Exchangeable Share Provisions.

     5.16 Retraction Call Right. In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 of the Exchangeable Share Provisions and subject to the limitations set forth in Section 5.17, NovaCo shall have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 of the Exchangeable Share Provisions, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by NovaCo of an amount per share equal to (i) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by NovaCo causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, plus
(ii) the Dividend Amount, if any (collectively, the "Retraction Call Purchase Price"). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to NovaCo on the Retraction Date on payment by NovaCo of an amount per share equal to the Retraction Call Purchase Price.

     5.17 Exercise of Retraction Call Right. Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify NovaCo thereof.
In order to exercise its Retraction Call Right, NovaCo must notify the Corporation in writing of its determination to do so (a "NovaCo Call Notice") within two Business Days of notification to NovaCo by the Corporation of the receipt by the Corporation of the Retraction Request. If NovaCo so notifies the Corporation within such two Business Day period, the Corporation shall notify the holder as soon possible thereafter as to the exercise of a Retraction Call Right.

If NovaCo delivers a NovaCo Call Notice within such two Business Day period and duly exercises its Retraction Call Right in accordance with the terms hereof, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) of the Exchangeable Share Provisions, NovaCo shall purchase from such holder and such holder shall sell to NovaCo on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. For the purposes of completing a purchase pursuant to a Retraction Call Right, NovaCo shall deposit with the Corporation, on or before the Retraction Date, certificates representing the number of shares of Parent Common Stock to which such holder is entitled and a cheque in the amount of the remaining portion, if any, of the aggregate Retraction Call Purchase Price to which such holder is entitled. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that NovaCo does not deliver a NovaCo Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.1(5) of the Exchangeable Share Provisions, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1 of the Exchangeable Share Provisions.

     5.18 Payment of Retraction Call Purchase Price. For the purposes of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, NovaCo shall deliver or cause the Corporation to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation a certificate representing the number of shares of Parent Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of NovaCo payable at par and in Canadian dollars at any branch of the bankers of NovaCo or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price and such delivery of such certificate and cheque on behalf of NovaCo by the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

     5.19 Rights of Holder Following Exercise of Retraction Call Right. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by NovaCo shall thereafter be considered and deemed for all purposes to be a holder of the shares of Parent Common Stock delivered to such holder.

                                    ARTICLE 6

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

     6.1 Covenants of Parent Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, the Parent will:

          (a) not declare or pay any dividend on the Parent  Common Stock unless
     (i) the Corporation will have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

          (b) advise the Corporation sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Stock and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Stock;

          (c) ensure that the record date for determining shareholders entitled to receive any dividend declared on the Parent Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period within which applicable law may be complied with;

          (d) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

          (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares, upon the retraction of the Exchangeable Shares in accordance with the provisions of Article 6 of the Exchangeable Share Provisions;

          (f) take all such actions and do all such things as are necessary or desirable to enable and permit NovaCo, in accordance with applicable law, to pay and otherwise perform its obligations arising upon the exercise by it of the Liquidation Call Right or the Retraction Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit NovaCo to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right or the Retraction Call Right, as the case may be; and

          (g) cause NovaCo to not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Corporation.

     6.2 Segregation of Funds. The Parent will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such other assets as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount or Retraction Price, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount or the Retraction Price, as applicable.

     6.3 Certain Representations. The Parent hereby represents, warrants and covenants that:

          (a) it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 0 hereof)
     (i) as is equal to the sum of (x) the number of Exchangeable Shares issued and outstanding from time to time and (y) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit each of the Corporation and NovaCo to meet its obligations hereunder, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Corporation, NovaCo or the Parent may now or hereafter be required to issue and/or deliver shares of Parent Common Stock; and

          (b) it is not as of the Effective Date, and has not been at any time within the last year prior to the Effective Date, a "United States real property holding corporation" within the meaning of Section 897 of the Code.

     6.4 Notification of Certain Events. In order to assist the Parent to comply with its obligations hereunder and to permit NovaCo to exercise the Liquidation Call Right or the Retraction Call Right, the Corporation will give the Parent and NovaCo notice of each of the following events at the time set forth below:

          (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

          (b) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

          (c) immediately, upon receipt by the Corporation of a Retraction Request;

          (d) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

     6.5 Delivery of Shares of Parent Common Stock. Upon notice of any event that requires the Corporation or NovaCo to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to the Corporation or NovaCo, as the case may be, which shall forthwith deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation or NovaCo shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

     6.6 Qualification of Shares of Parent Common Stock. The Parent covenants that if any shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by
Section 0 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions or Article 5 hereof, require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 0 hereof) may be issued and delivered by the Parent to the initial holder thereof or in order that such shares may be freely traded in the United States thereafter (other than any restrictions on transfer by reason of a holder being an "affiliate" of the Parent or, prior to the Effective Date, of QuebecCo for purposes of United States federal or state securities law), the Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 0 hereof) to be and remain duly registered, qualified or approved. The Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 0 hereof) to be delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions or Article 5 hereof, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

     6.7 Economic Equivalences.

     (a) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 8.2 of the Exchangeable Share Provisions:

          (i) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding shares of Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends;

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (A) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (B) rights, options or warrants other than those referred to in Section 6.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent;

          unless (x) the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) the Corporation shall issue or distribute such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

     (b) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 8.2 of the Exchangeable Share Provisions:

          (i) subdivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

          (ii) reduce, combine, consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

          (iii) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Parent Common Stock;

unless (x) the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

     (c) The Parent will ensure that the record date for any event referred to in Section 0 or 0 above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Corporation).

     (d) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), economic equivalence for the purposes of any event referred to in Section 0 or 0 and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          (i) in the case of any stock dividend or other distribution payable in shares of Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of Parent Common Stock;

          (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section 0 above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of Parent Common Stock;

          (iv) in the case of any subdivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

     For purposes of the foregoing determinations, the current value of any security listed and traded or quoted on a securities exchange or automated quotation system shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange or automated quotation system on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market that reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Parent.

     6.8 Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Stock (each, an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Parent Board of Directors, or is otherwise effected or to be effected with the consent or approval of the Parent Board of Directors, the Parent will use reasonable efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

     6.9 Ownership of Outstanding Shares. Without the prior approval of the Corporation and the prior approval of the Non-Affiliated Holders given in accordance with Section 8.2 of the Exchangeable

Share Provisions, the Parent covenants and agrees that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Subsidiaries, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding securities of the Corporation and of NovaCo carrying or otherwise entitled to voting rights in any circumstances, other than the Exchangeable Shares and the Preferred Shares.

     6.10 Parent Not to Vote Exchangeable Shares. The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by the Parent and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its direct or indirect Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

     6.11 Due Performance. On or after the Effective Date, the Parent and NovaCo shall duly and timely perform all of their obligations provided for in the Combination Agreement, including any obligations that may arise upon the exercise of rights by any holder of Exchangeable Shares (including the Parent) under the Exchangeable Share Provisions.

     6.12 Issue of Additional Shares. During the term of this trust agreement, the Parent will not issue any shares of Special Voting Stock of the Parent, par value US$0.001, other than the Voting Share.

                                    ARTICLE 7

                             CONCERNING THE TRUSTEE

     7.1 Power and Duties of the Trustee. The rights, powers and authorities of the Trustee under this trust agreement, in their capacity as mandataries of the Shareholders, shall include:

          (a) receipt and deposit of the Voting Share from the Parent as mandataries for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

          (b) granting proxies and distributing materials to Non-Affiliated Holders as provided in this trust agreement;

          (c) voting the Non-Affiliated Holder Votes in accordance with the provisions of this trust agreement;

          (d) receiving the grant of the Exchange Right from the Parent as mandataries for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

          (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right in accordance with the provisions of this trust agreement, and in connection therewith receiving from Non-Affiliated Holders Exchangeable Shares and other requisite documents and distributing to such Non-Affiliated Holders the shares of Parent Common Stock and cheques, if any, to which such Non-Affiliated Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Right, as the case may be;

          (f) holding registered title, if applicable, to the Trust Estate;

          (g) investing any money forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

          (h) taking action at the direction of a Non-Affiliated Holder to enforce the obligations of the Corporation and/or NovaCo and/or the Parent under this trust agreement and/or the Exchangeable Share Provisions; and

          (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

     In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of its mandate. Any exercise of such discretionary rights,powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement or the Mandate. The Trustee in exercising its rights, powers, duties and authorities hereunder and thereunder shall act honestly and in good faith with a view to the best interests of the Non-Affiliated Holders and shall exercise the care, diligence and skill that a reasonably prudent mandatary would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby or by the Mandate unless and until it shall be specifically required to do so under the terms hereof or thereof, nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     7.2 Intentionally deleted.

     7.3 Dealings with Transfer Agents, Registrars, etc. The Corporation and the Parent irrevocably authorize the Trustee, from time to time, to:

          (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, if any, and with any such subsequent registrar or transfer agent, if any, of the Exchangeable Shares and the Parent Common Stock; and

          (b)  requisition,  from  time to  time,  from any  such  registrar  or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement. The Parent covenants that, to the extent required under the Exchangeable Share Provisions or hereunder, it will supply the Trustee in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Parent Common Stock hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Non-Affiliated Holders pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

     7.4 Books and Records. The Trustee shall keep available for inspection by the Parent and the Corporation, at the principal office of QuebecCo, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from Non-Affiliated Holders and all transactions pursuant to the Voting Rights, Exchange Right and Automatic Exchange Right for the term of this trust agreement. On or before March 31, 2000, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent and the Corporation a brief report, dated as of the preceding December 31, with respect to: (a) the property and funds comprising the Trust Estate as of that date; (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Non-Affiliated Holders in consideration of the issue and delivery by the Parent of shares of Parent Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and (c) all other actions taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

     7.5 Intentionally deleted.

     7.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Non-Affiliated Holder upon such Non-Affiliated Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Non-Affiliated Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 0 hereof and with respect to the Exchange Right pursuant to Article 0 hereof, subject to the provisions of Section 0 hereof. None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

     7.7 Actions by Non-Affiliated Holders. No Non-Affiliated Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Non-Affiliated Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 0 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Non-Affiliated Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Non-Affiliated Holders shall have any right in any manner whatsoever to effect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights or the Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Non-Affiliated Holders.

     7.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights,powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 0 hereof, if applicable, and with any other applicable provisions of this trust agreement.

     7.9 Evidence and Authority to Trustee. The Corporation and/or NovaCo and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by the Corporation and/or NovaCo and/or the Parent or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement including, without limitation, in respect of the Voting Rights, the Exchange Right or Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation and/or NovaCo and/or the Parent forthwith if and when:

          (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this Section 0; or

          (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives the Corporation and/or NovaCo and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of the Corporation and/or NovaCo and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement. Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation and/or NovaCo and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration. Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

          (c) declaring that such person has read and understands the provisions of this trust agreement relating to the condition in question;

          (d)   describing   the  nature  and  scope  of  the   examination   or
     investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

          (e)  declaring   that  such  person  has  made  such   examination  or
     investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

     7.10 Experts, Advisors and Agents. The Trustee may:

          (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation and/or NovaCo and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of its obligations hereunder and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust Estate.

     7.11 Investment of Money Held by Trustee. Unless otherwise provided in this trust agreement, any money held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the applicable laws of the Province of Quebec, mandataries with full administration are authorized to invest money under administration, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such money on the written direction of the Corporation. Pending the investment of any money as herein before provided, such money may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of any loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

     7.13 Trustee Not Bound to Act on Corporation's Request. Except as in this trust agreement otherwise specifically provided the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or NovaCo and/or the Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     7.14 Intentionally deleted.

     7.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Non-Affiliated Holder in any
Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Non-Affiliated Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, the Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

                                    ARTICLE 8

                                  COMPENSATION

     8.1 Expenses of the Trustee. The Parent and the Corporation solidarily agree to reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this trust agreement; provided that the Parent and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

                                    ARTICLE 9

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     9.1 Indemnification of the Trustee. The Parent and the Corporation solidarily agree to indemnity and hold harmless the Trustee and each of its agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's administration of the Trust Estate, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Trustee by the Parent or the Corporation pursuant hereto. In no case shall the Parent or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, negligence, wilful misconduct or bad faith of an Indemnified Party and unless the Parent and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such information as to the nature and basis of the claim. Subject to 0, below, the Parent and the Corporation shall be entitled to participate at their own expense in the defense and, if the Parent or the Corporation so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (a) the employment of such counsel has been authorized by the Parent or the Corporation, such authorization not to be unreasonably withheld; or (b) the named parties to any such suit include both the Trustee and the Parent or the Corporation and the Trustee shall have been advised by counsel acceptable to the Parent or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to the Parent or the Corporation and that an actual or potential conflict of interest exists (in which case the Parent and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this trust agreement.

     9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10

                                CHANGE OF TRUSTEE

     10.1 Filling of Vacancy. The provisions of Part VII of the Mandate shall apply hereto, mutatis mutandis, with the intent that the Trustee hereunder shall at all times be the Mandataries thereunder. For greater certainty, any individual ceasing to be a mandatary under the Mandate shall cease to be a mandatary of the Shareholders hereunder and any person becoming a Mandatary in accordance with Part VII of the Mandate shall, subject to the other provisions of this Article 10, become a mandatary of the Shareholders hereunder.

     10.2 Successor Trustee. Any successor mandatary of the Shareholders appointed as provided under this trust agreement shall execute, acknowledge and deliver to the Parent, NovaCo and the Corporation an instrument accepting such appointment. Thereupon such successor, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as mandatary in this trust agreement. Upon the request of any such successor, the Parent, NovaCo and the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor all such rights and powers.

     10.3 Notice of Successor Trustee. Upon acceptance of appointment by a successor mandatary as provided herein, the Parent, NovaCo and the Corporation shall cause to be mailed notice of such succession to each Non-Affiliated Holder specified in a List. If the Parent, NovaCo or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Parent, NovaCo and the Corporation.

                                   ARTICLE 11

                                PARENT SUCCESSORS

     11.1 Certain Requirements in Respect of Combination, etc. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease of otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

          (a) such other person or continuing corporation (the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all money payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

          (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Non-Affiliated Holders hereunder.

     11.2 Vesting of Powers in Successor. Whenever the conditions of Section 0 hereof have been duly observed and performed, if required by Section 0 hereof, the Trustee, the Parent Successor, NovaCo and the Corporation shall execute and deliver the supplemental trust agreement provided for in Article 0 hereof and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this trust agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Parent Board of Directors or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

     11.3 Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned Subsidiary of the Parent with or into the Parent or the winding up, liquidation or dissolution of any wholly-owned Subsidiary of the Parent provided that all of the assets of such Subsidiary are transferred to the Parent or another wholly-owned Subsidiary of the Parent, and any such transactions are expressly permitted by this Article 0.

                                   ARTICLE 12

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

     12.1 Amendments, Modifications, etc. This trust agreement may not be amended or modified except by an agreement in writing executed by the
Corporation, the Parent, NovaCo and the Trustee and approved by the Non-Affiliated Holders in accordance with Section 8.2 of the Exchangeable Share Provisions.

     12.2 Ministerial Amendments. Notwithstanding the provisions of Section 0 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Non-Affiliated Holders, amend or modify this trust agreement for the purposes of:

          (a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders hereunder;

          (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors and the Parent Board of Directors and in the opinion of the Trustee and its counsel, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Non-Affiliated Holders as a whole; or

          (c) making such changes or corrections which, on the advice of counsel to the Corporation, the Parent and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors and the Parent Board of Directors shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Non-Affiliated Holders as a whole.

     12.3 Meeting to Consider Amendments. The Corporation, at the request of the Parent, shall call a meeting or meetings of the Non-Affiliated Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

     12.4 Changes in Capital of Parent and the Corporation. At all times after the occurrence of any event effected pursuant to Section 0 or Section 0 hereof, as a result of which either the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

     12.5 Execution of Supplemental Trust Agreements. No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Corporation (when authorized by a resolution of the Board of Directors), the Parent (when authorized by a resolution of the Parent Board of Directors), NovaCo (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes.

          (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of

     Article 0 hereof and the successor of any successor mandatary in accordance with the provisions of Article 0 hereof;

          (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights or the Exchange Right which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Non-Affiliated Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, the Corporation, the Trustee or this trust agreement; and

          (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Non-Affiliated Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13

                                   TERMINATION

     13.1 Term. This trust agreement shall continue in effect until the earliest to occur of the following events:

          (a) no outstanding Exchangeable Shares are held by any Non-Affiliated Holder; and

          (b) each of the Corporation, NovaCo and the Parent elects in writing to terminate this trust agreement and such termination is approved by the Non-Affiliated Holders of the Exchangeable Shares in accordance with
     Section 8.2 of the Exchangeable Share Provisions.

     13.2 Survival of Agreement. This trust agreement shall survive and shall continue until there are no Exchangeable Shares outstanding held by any Non-Affiliated Holder, provided, however, that the provisions of Articles 0 and 0 hereof and the representation contained in Section 0 hereof shall survive any such termination of this trust agreement.

                                   ARTICLE 14

                                     GENERAL

     14.1 Severability. If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and this trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     14.2 Enurements. This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Non-Affiliated Holders, and with respect to the representations contained in Section 0, all shareholders of the Corporation who receive Parent Common Stock through holding Exchangeable Shares.

     14.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

      (a)   if to the Parent, NovaCo      440 Rene Levesque West
            or the Corporation, at:       Suite 400
                                          Montreal, Quebec
                                          H2Z 1V7

                                          Attention:  Joseph Farag
                                          Telecopy: (514) 866-5118

      (b)   if to the Trustee at:         c/o Joseph Farag
                                          440  Rene   Levesque  West  Suite  400
                                          Montreal, Quebec
                                          H2Z 1V7

                                          Telecopy: (514) 866-5118

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     14.4 Notice of Non-Affiliated Holders. Any and all notices to be given and any documents to be sent to any Non-Affiliated Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the CBCA from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

     14.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Non-Affiliated Holder by the Trustee, by the Corporation, by NovaCo or the Parent or by such Non-Affiliated Holder to the Trustee, the Parent, NovaCo or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation, in the case of payments made or documents sent by the Trustee, the Corporation, NovaCo or the Parent and the Non-Affiliated Holder, in the case of payments made or documents sent by the Non-Affiliated Holder.

     14.6 Counterparts. This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     14.7 Jurisdiction. This trust agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

     14.8 Attornment. The Parent, NovaCo and the Corporation each agree that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Quebec, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Trustee at its address set forth in Section 14.3 hereof as its attorney for service of process.

     14.9 Plural, Singular, Gender. When the context in which the words are used in this agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. References to any gender shall include any other gender as may be applicable under the circumstances.

     14.10 Language. The parties acknowledge that they have requested that this agreement and all ancillary documents be drawn up in the English language only. Les parties reconnaissent avoir exige que cette convention ainsi que tous les documents y afferents soient rediges en anglais seulement.

     IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                    PLANET 411.COM CORPORATION


                                    By: /s/ Stephane Chouinard
                                        ---------------------------------
                                    Name:   Stephane Chouinard
                                    Title:


                                    3560309 CANADA INC.


                                    By: /s/ Johnson Joseph
                                        ---------------------------------
                                    Name:   Johnson Joseph
                                    Title:


                                    PLANET 411 (NOVA SCOTIA) COMPANY


                                    By: /s/ Joesph Farag
                                        ---------------------------------
                                    Name:   Joseph Farag
                                    Title:


                                    /s/ Joseph Farag
                                    JOSEPH FARAG


                                    /s/ Stephane Chouinard
                                    STEPHANE CHOUINARD


                                    /s/ Johnson Joseph
                                    JOHNSON JOSEPH